UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 24, 2013

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 24, 2013, DuPont Fabros Technology Inc. (the “Company”) and its operating partnership, DuPont Fabros Technology, L.P. (the “Operating Partnership”), closed an offering of $600 million aggregate principal amount of 5.875% senior notes due 2021 (the “Notes”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. On September 24, 2013, in connection with the offering, the Company, the Operating Partnership and certain of their subsidiaries entered into an Indenture and a Registration Rights Agreement. The following is a brief summary of the material terms and conditions of the Indenture and the Registration Rights Agreement:

Indenture

The Operating Partnership, the Company, as parent guarantor, the Subsidiary Guarantors (as defined below and together with the Company and the Operating Partnership, the “Transaction Entities”) entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (“Trustee”), pursuant to which the Operating Partnership issued the Notes at a price equal to 100% of their face value.

Interest – The Notes will bear interest from September 24, 2013 at a rate of 5.875% per annum. The Operating Partnership will pay interest on the Notes semi-annually, in arrears, on March 15 and September 15 of each year, beginning March 15, 2014.

Maturity – The Notes will mature on September 15, 2021.

Guarantees – The Notes are unconditionally guaranteed, jointly and severally on a senior unsecured basis by the Company and certain of the Operating Partnership’s subsidiaries, including the subsidiaries that own the ACC2, ACC4, ACC5, ACC6, VA3, VA4, CH1, NJ1 and SC1 data centers, and the SC2 parcels of land (collectively, the “Subsidiary Guarantors”), but excluding the Company’s subsidiaries that own the ACC3 data center, the ACC7 data center under development, the ACC8 and CH2 parcels of land, the Company’s taxable services subsidiary, DF Technical Services LLC, and the Company’s property management subsidiary, DF Property Management LLC.

Ranking – The Notes rank (i) equally in right of payment with all of the Operating Partnership’s existing and future unsecured indebtedness, (ii) senior in right of payment to all of the Operating Partnership’s existing and future subordinated indebtedness, (iii) effectively subordinate to all of the Operating Partnership’s existing and future secured indebtedness and (iv) structurally subordinate and effectively junior to all liabilities of any subsidiaries of the Operating Partnership that do not guarantee the Notes. The guarantees of the Notes by the Company and the Subsidiary Guarantors rank (i) equally in right of payment with all of such guarantors’ existing and future senior unsecured indebtedness, (ii) senior in right of payment with all of such guarantors’ existing and future subordinated indebtedness and (iii) effectively subordinate to all of such guarantor’s existing and future secured indebtedness.

Optional Redemption by the Operating Partnership – At any time prior to September 15, 2016, the Operating Partnership may redeem the Notes, in whole or in part, at a price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) a make-whole premium and accrued and unpaid interest. On or after September 15, 2016, the Operating Partnership may redeem the Notes, in whole or in part, at (i) 104.406% from September 15, 2016 to September 14, 2017, (ii) 102.938% from September 15, 2017 to September 14, 2018, (iii) 101.469% from September 15, 2018 to September 14, 2019 and (iv) 100.000% of the principal amount of the Notes from September 15, 2019 and thereafter, in each case plus accrued and unpaid interest.

In addition, on or prior to September 15, 2016, the Operating Partnership may redeem up to 35% of the Notes at 105.875% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings consummated by the Company or the Operating Partnership.

Repurchase Obligations by the Operating Partnership – If there is a change of control (as defined in the Indenture) of the Operating Partnership or the Company, the Operating Partnership must offer to purchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. In addition, in certain circumstances the Operating Partnership may be required to use the net proceeds of asset sales to purchase a portion of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest.

Operating Covenants – The Indenture contains certain covenants limiting or prohibiting the ability of the Operating Partnership and certain of its subsidiaries from, among other things, (i) incurring secured or unsecured indebtedness, (ii) entering into sale and leaseback transactions, (iii) making certain dividend payments, distributions and investments, (iv) entering into transactions with affiliates, (v) entering into agreements limiting the ability to make certain transfers and other payments from subsidiaries, (vi) engaging in sales of assets or (vii) engaging in certain mergers, consolidations or transfers of all or substantially all assets. The Indenture also requires the Operating Partnership and the Subsidiary Guarantors to maintain total unencumbered assets of at least 150% of their unsecured debt on a consolidated basis. All of the covenants are subject to a number of important qualifications and exceptions under the Indenture.

Events of Default – The Indenture also contains customary events of default including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of the Company or certain of its subsidiaries. Upon an event of default, the holders of the Notes or the Trustee may declare the Notes due and immediately payable.

Registration Rights Agreement

The Transaction Entities also entered into a registration rights agreement with Goldman, Sachs & Co., on its own behalf and as representative of the other initial purchasers of the Notes (the “Registration Rights Agreement”), pursuant to which the Transaction Entities agreed to use their commercially reasonable efforts to file, on or before 120 days after September 24, 2013, and cause to become effective, on or before 270 days after September 24, 2013, an exchange offer registration statement that would offer to exchange the Notes for notes identical in terms, except that the newly-issued notes would not be subject to transfer restrictions. Under certain circumstances, the Transaction Entities also may be required to file a shelf registration statement to cover the resale of the Notes. If the Transaction Entities fail to file a registration statement or any such registration statement is not declared effective within the prescribed time periods, the Operating Partnership will be required to pay additional interest to the Note holders.

The foregoing summaries of the Indenture and the Registration Rights Agreement are qualified in their entireties by reference to the text of such agreements, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above relating to the Indenture is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 of this report relating to the Indenture is incorporated by reference in this Item 3.03. The Indenture described in Item 1.01 contains a covenant that restricts the Company’s ability to pay dividends in certain circumstances.

Item 8.01. Other Events.

Press Release for Closing of Notes Offering

On September 24, 2013, the Company issued a press release announcing the closing of the Notes offering, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Press Release for Early Settlement of Tender Offer and Consent Solicitation

On September 24, 2013, the Company issued a press release announcing the early settlement of the cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) for all of the Operating Partnership’s outstanding $550 million aggregate principal amount of 8.5% senior notes due 2017, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The terms and conditions of the Tender Offer and the Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Statement, dated September 10, 2013 (as it may be amended or supplemented from time to time) and the related Consent and Letter of Transmittal (as it may be amended or supplemented from time to time), which were previously distributed to holders of the Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Indenture, dated September 24, 2013, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and U.S. Bank National Association.

Exhibit 4.2	Registration Rights Agreement, dated September 24, 2013, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and Goldman, Sachs & Co.

Exhibit 99.1	Press release, dated September 24, 2013, announcing the closing of the Notes offering.

Exhibit 99.2	Press release, dated September 24, 2013, announcing the early settlement of the Tender Offer and Consent Solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

September 26, 2013	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit 4.1	Indenture, dated September 24, 2013, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and U.S. Bank National Association.

Exhibit 4.2	Registration Rights Agreement, dated September 24, 2013, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and Goldman, Sachs & Co.

Exhibit 99.1	Press release, dated September 24, 2013, announcing the closing of the Notes offering.

Exhibit 99.1	Press release, dated September 24, 2013, announcing the early settlement of the Tender Offer and Consent Solicitation.